Exhibit 99.2

EVO Transportation & energy services, Inc.

LONG-TERM INCENTIVE PLAN

1.

Purpose; Administration.  The purpose of the EVO Transportation & Energy Services, Inc. Long-Term Incentive Plan (the “Plan”) is to provide long-term incentives and rewards to certain employees of EVO Transportation & Energy Services, Inc. (the “Company”) in the form of equity bonuses, to enhance the value of the Company.  EVO’s Board of Directors (the “Board”) has delegated Plan administration to the Compensation Committee (“Committee”).  The Committee has complete and sole discretionary authority for governing the Plan, interpreting its provisions, establishing the rules according to which the Plan will be administered, deciding who will participate, defining incentive opportunity, establishing performance measures and goals, and determining award size.  All decisions, actions or interpretations of the Committee shall be final and binding upon all parties.  The Committee shall annually update the Board of Directors on all material elements of the Plan, consistent with current governance standards established by the Board. Notwithstanding the foregoing, no member of the Board or the Committee shall participate in any decisions concerning the payments to be made to such member, or other matters relating to such member’s benefits under the Plan.

All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company.  The members of the Committee shall not be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any award payout made under this Plan, and the members of the Committee shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination or interpretation.

2.	Effective Date and Date of Approval. The Plan is effective beginning January 1, 2021 (the beginning of the Company’s current fiscal year). The Committee approved the Plan on August 17, 2021.

3.

Performance Period and Plan Length.  The “Plan Year” represents the annual performance period for which awards will be provided, which shall coincide with the Company’s fiscal year.  The first Plan Year will measure the annual performance for fiscal year 2021 between January 1, 2021 and December 31, 2021.   The Plan shall remain in effect until terminated by the Board.

4.

Eligibility.  As close to the beginning of each Plan Year as practical, the Committee will select participants from a roster of executives nominated by the Chief Executive Officer (CEO).  Only the most senior executives of EVO, responsible for shaping and implementing organizational long-term strategy, are eligible to participate in this Plan. For 2021, the following roles would be included in the Plan:

•	CEO
•	CEO’s direct reports (i.e., the Executive Leadership Team)
•	All Senior Vice President (SVP) positions
5.	Participation in Other Plans. Participation in this Plan does not limit participation in any other employee benefit plan.

6.

Award Amounts.  As close to the beginning of each Plan Year as practical, the Committee will establish target LTI opportunities for each participating employee.  These guidelines will define the number of restricted stock units, shares of stock and/or stock options, as the case may be, and the corresponding grant date fair value (“GDFV”) of all equity awards that such employee will be granted.

Based on EVO’s share price, Black-Scholes value, and targeted award amount, EVO will calculate the necessary number of restricted stock units, shares of stock and/or stock options to grant to each participant. For 2021, EVO will grant half of a participant’s total long-term incentive (“LTI”) amount through a restricted stock unit (“RSU”)/restricted stock award (“RSA”) and half through a stock option award.  All awards shall be granted under the Amended and Restated 2018 Stock Incentive Plan (the “Stock Incentive Plan”) and shall be subject to all terms and conditions contained therein.

EVO has approved the following LTI amounts for 2021 awards:

Position Level	LTI Award Amount (% of Base Salary)
	RSUs/RSAs	Stock Options	Total
CEO	35%	35%	70%
CEO’s Direct Reports (Executive Team)	20%	20%	40%
SVP Positions	15%	15%	30%

LTI award amounts for SVPs will vary based upon employee’s current compensation, experience in the role, and their competitiveness relative to competitive market benchmarks. For future Plan Years, the Administrator shall determine, in its sole discretion, the LTI amounts and the type of awards that shall be granted to each participant.

7.	Vesting. Unless otherwise determined by the Administrator, RSU/RSA grants will fully vest three years after the date of grant.

Unless otherwise determined by the Administrator, stock option awards will vest with respect to one-third of the number of shares subject to such option on each anniversary of the original grant date.

8.

Effect of Termination of Employment on Award Vesting.  Consistent with the Stock Incentive Plan, participants must generally continue to be EVO employees through the end of the vesting periods of each award to receive such award.

If a participant is terminated without cause, voluntarily resigns, or is terminated for cause, the participant will forfeit all unvested awards.

In the event a participant’s employment with EVO is terminated by reason of death or disability, all outstanding options will become immediately exercisable in full and remain exercisable for a period of six (6) months after such termination. All RSUs/RSAs then held by the participant will become fully vested.  “Disability” shall have the same meaning as set forth in the Stock Incentive Plan.

In the event a participant’s employment with EVO is terminated by reason of retirement, all options then held by the participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of six (6) months after such termination. All restricted stock awards then held by the participant that have not vested as of such termination will be terminated and forfeited.  “Retirement“ shall have the same meaning as set forth in the Stock Incentive Plan.

9.

Annual Review of Plan.  The Committee will review eligibility, participation, vesting periods, and opportunity levels annually to ensure that the Plan continues to serve its purpose and conforms to competitive norms.  The Committee will report its assessment of the Plan to the Board of Directors of EVO.

10.  Assignment.  The Plan, and the Company’s obligations hereunder, shall be binding on any successor to the Company and references to the Company shall mean the Company as hereinbefore defined and any successor thereto.  Participants may not assign any of Participants’ rights hereunder, except in accordance with the laws of descent and distribution.

11.

No Employment Rights.  Nothing in the Plan shall confer on any participant the right to continued employment with the Company, or affect in any way the right of the Company to terminate the participant’s employment at any time, and for any reason, with or without cause and with or without advance notice.

12.

Right to Amend or Terminate the Plan.  Except as otherwise provided herein, the Plan may be amended or terminated at any time or from time to time by the Board; provided, however, that no such amendment or termination shall any participant’s award that has vested without the participant’s written consent.

13.

Choice of Law.  All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of Arizona without regard to its conflict of laws provision.

14.

Funding.  No provision of the Plan shall require the Company, for purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or its successor.

15.

Code Section 409A.  The Plan is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations, notices and other guidance of general applicability issued thereunder (“Code Section 409A”) and shall be construed and administered in accordance with Code Section 409A.  Notwithstanding anything in this Plan to the contrary, the Company may amend the Plan to the extent necessary or desirable to comply with Code Section 409A, as amended from time to time.